UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 13, 2014 (March 6, 2014)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to report that, on March 6, 2014, in connection with a court-ordered binding arbitration, relating to lawsuits filed in August 2011 by the Company and Eagle Operating, Inc. (“Eagle”) against each other in a North Dakota federal district court, each alleging breaches of a Purchase and Sale Agreement dated August 4, 2011 between a subsidiary of the Company, as buyer, and Eagle, as seller (the “August 2011 PSA”), the arbitrator rendered a decision in favor of the Company and its subsidiary that Eagle was not entitled to certain upward adjustments to the purchase price paid to Eagle under the August 2011 PSA, as claimed by Eagle, as more fully described below.
Dispute under August 2011 PSA
On March 30, 2012, Williston Hunter ND, LLC (“Williston Hunter”), a wholly-owned subsidiary of the Company, closed on the purchase by Williston Hunter of certain of Eagle’s oil and gas properties in the Williston Basin in North Dakota, effective April 1, 2011, under the August 2011 PSA. The purchase price paid to Eagle for the properties was subject to certain customary upward and downward adjustments based, in part, on the April 1, 2011 effective date of the transaction. The Company publicly announced the closing of the transaction in April 2012.
The closing under the August 2011 PSA was originally scheduled for August 18, 2011. On August 19, 2011, the Company publicly announced that the proposed acquisition did not close on August 18, 2011 due to unresolved issues between the parties resulting from what the Company believed to be an intentional and bad faith breach by Eagle of the August 2011 PSA, based on Eagle’s claim that it was entitled to certain upward adjustments to the August 2011 PSA purchase price. In August 2011, the Company and Williston Hunter initiated a lawsuit against Eagle, and Eagle initiated a lawsuit against the Company and Williston Hunter. Both lawsuits (Case Nos. 4:11-cv-066-DLH-CSM and 4:11-cv-067-DLH-CSM) were filed in the United States District Court for the District of North Dakota (Northwestern Division) (the “Litigation”) and arose from Eagle’s claimed upward adjustment of the August 2011 PSA purchase price for amounts related to Eagle’s development costs and operating expenses attributable to four wells in the East Flaxton Madison Unit in Burke County, North Dakota (the “EFMU”), which wells the Company asserted Eagle did not have authority to drill under a joint development agreement between Eagle and a subsidiary of the Company.
On January 24, 2012, the federal district court ordered the parties into binding arbitration to resolve all disputes related to the cost adjustments to the August 2011 PSA purchase price and stayed the Litigation pending the completion of arbitration. Pursuant to the federal district court’s order, in January 2014, binding arbitration proceedings were conducted between the parties. On March 6, 2014, the arbitrator rendered a binding decision in favor of the Company and Williston Hunter that the purchase price under the August 2011 PSA is not adjusted upward for either (1) $5,166,717, representing Eagle’s costs of drilling, completing, and operating the four disputed EFMU wells before April 1, 2011, or (2) $335,142, representing Eagle’s capital costs for tank batteries installed by Eagle in the EFMU before April 1, 2011.
The Pending Litigation
The parties will address any remaining unresolved claims related to the August 2011 PSA or the delayed closing of the August 2011 PSA once the federal district court lifts the stay of the Litigation. The Company believes that any remaining unresolved claims by Eagle in the Litigation are without merit and will not have any material adverse effect on the Company.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 13, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer